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Global Corporate Trust

60 Livingston Avenue

EP-MN-WS3D

Saint Paul, MN 55107

usbank.com

U.S. BANK NATIONAL ASSOCIATION, AS CUSTODIAN

1123 CERTIFICATION

Pursuant to the governing agreements of the applicable transactions listed on Schedule A attached hereto, the undersigned officer of U.S. Bank National Association (the “Company”) hereby certifies that:

(A)    A review of the Company’s activities during the preceding calendar year or portion thereof and of such party’s performance under the applicable governing agreements, or such other applicable agreements in the case of a Servicing Function Participant, has been made under such officer’s supervision and,

(B)    To the best of such officer’s knowledge, based on such review, the Company has fulfilled all of its obligations under the applicable governing agreements, in all material respects throughout the preceding year or portion thereof.

Date: February 8, 2021

U.S. BANK NATIONAL ASSOCIATION AS CUSTODIAN

By: /s/ Thomas Campbell

Name: Thomas Campbell

Title: Senior Vice President

Schedule A

DEAL ID	Deal Name

CFCRE 2011-C2	CFCRE Commercial Mortgage Pass-Through Certificates Series 2011-C2
GSMS 2011-GC3	GS Mortgage Securities Corporation II Commercial Mortgage Pass Through Certificates Series 2011-GC3
GSMS 2011-GC5	GS Mortgage Securities Corporation II Commercial Mortgage Pass Through Certificates Series 2011-GC5
CGCMT 2012-GC8	Citigroup Commercial Mortgage Trust Series 2012-GC8
CGCMT 2013-GCJ11	Citigroup Commercial Mortgage Trust Series 2013-GCJ11
CGCMT 2013-GC15	Citigroup Commercial Mortgage Trust Series 2013-GC15
CGCMT 2013-GC17	Citigroup Commercial Mortgage Trust Series 2013-GC17
CGCMT 2013-375P	Citigroup Commercial Mortgage Trust Series 2013-375P
CGCMT 2016-225L	Citigroup Commercial Mortgage Trust Series 2016-225L
CGCMT 2016-P3	Citigroup Commercial Mortgage Trust Series 2016-P3
CGCMT 2017-P8	Citigroup Commercial Mortgage Trust Series 2017-P8
CGCMT 2017-C4	Citigroup Commercial Mortgage Trust Series 2017-C4
CD 2017-CD5	Commercial Mortgage Pass-Through Certificates Series 2017-CD5 Mortgage Trust
CGCMT 2018-B2	Commercial Mortgage Pass-Through Certificates Series 2018-B2
CGCMT 2018-C5	Commercial Mortgage Pass-Through Certificates Series 2018-C5
CGCMT 2018-C6	Commercial Mortgage Pass-Through Certificates Series 2018-C6
BMARK 2018-B3	Commercial Mortgage Pass-Through Certificates Series 2018-B3
BMARK 2018-B6	Benchmark 2018-B6 Mortgage Trust
BMARK 2019-B9	Benchmark 2019-B9 Mortgage Trust
BMARK 2019-B12	Benchmark 2019-B12 Mortgage Trust
CGCMT 2019-GC41	Commercial Mortgage Pass-Through Certificates Series 2019-GC41
CF 2019-CF2	Commercial Mortgage Pass-Through Certificates Series 2019-CF2
CGCMT 2019-GC43	Commercial Mortgage Pass-Through Certificates Series 2019-GC43
MAD 2019-650M	Commercial Mortgage Pass-Through Certificates Series 2019-650M
CGCMT 2019-C7	Commercial Mortgage Pass-Through Certificates Series 2019-C7
BMARK 2019-B15	Benchmark 2019-B15 Mortgage Trust
CGCMT 2020-555	Commercial Mortgage Pass Through Certifications 2020-555
BMARK 2020-B19	Benchmark 2020-B19 Mortgage Trust
CGCMT 2020-GC46	Commercial Mortgage Pass Through Certificates 2020-GC46
CGCMT 2020-VIVA	BX Commercial Mortgage Trust 2020-VIVA
CFK 2020-MF2	Commercial Mortgage Pass Through Certificates 2020-MF2